Exhibit 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 1994, included in this Annual Report on Form 11-K for the year ended December 31, 1993 of The Cincinnati Gas & Electric Company Savings Incentive Plan, into its previously filed Registration Statement No. 33-45133.










                                   ARTHUR ANDERSEN & CO.




Cincinnati, Ohio,
June 28, 1994